FINAL VERSION

IndyMac ABS, Inc.

Home Equity Loan Asset-Backed Trust, Series INABS 2006-A

Home Equity Loan Asset-Backed Certificates,

Series INABS 2006-A

UNDERWRITING AGREEMENT

January 25, 2006

UBS Securities LLC, as Representative

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

IndyMac ABS, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), proposes to cause the formation of trusts (each, a “Trust”) from time to time and to offer for sale from time to time its Asset-Backed Securities evidencing interests in pools of certain contracts and mortgage loans (the “Securities”). The Securities may be issued in various series, and within each series, in one or more classes, in one or more offerings on terms determined at the time of sale (each such series, a “Series” and each such class, a “Class”). Each Trust may issue one or more classes of Asset-Backed Notes (the “Notes”) pursuant to an Indenture to be dated as of the respective cut-off date for the related loans or contracts conveyed to such Trust as described below (each such cut-off date, a “Cut-off Date”) as may be supplemented by one or more supplements to such Indenture (such Indenture, as supplemented by such supplements (if any), the “Indenture”) between the related Trust and the indenture trustee named therein (the “Indenture Trustee”). Simultaneously with the issuance of the Notes (or in lieu of issuing Notes), the Trust may issue Asset-Backed Certificates (the “Certificates”), each representing a fractional undivided ownership interest in the related Trust, pursuant to the Trust Agreement establishing such Trust (each, a “Trust Agreement”) to be dated as of the respective Cut-off Date among the Company, the seller named therein (the “Seller”) and the owner trustee named therein (the “Owner Trustee”). Alternatively, each Trust may issue one or more Classes of Certificates, each evidencing a fractional undivided interest in the related Trust, pursuant to a Pooling and Servicing Agreement (each, a “Pooling and Servicing Agreement”) to be dated as of the respective Cut-off Date among the Company, the seller and the master servicer named therein (the “Master Servicer”) and the trustee named therein (the “Trustee”).

The assets of each Trust (the “Trust Assets”) will consist primarily of one or more pools of fixed- or adjustable-rate single family mortgage loans (“SFMLs”), multifamily mortgage loans (“MFMLs”), closed-end or revolving home equity loans (“HELs”), home improvement installment sale contracts and installment loan agreements (“HILs”) or manufactured housing contracts (“Contracts”) as specified in the related Terms Agreement referred to below. The Trust Assets will be serviced by the Master Servicer pursuant to the terms of the related Pooling and

Servicing Agreement or a sale and servicing agreement to be dated as of the respective Cut-off Date (each, a “Sale and Servicing Agreement”), among the Trust, the Master Servicer, the Company and the Indenture Trustee.

If and to the extent specified in the related Transaction Documents (as defined below), in addition to the Trust Assets conveyed to the Trust on the Closing Date (such Trust Assets so conveyed to the Trust at such time, the “Initial Trust Assets”), the Company may convey to the Trust, from time to time during the period commencing after the Closing Date and ending at the expiration of the period specified in such Transaction Documents (each such period, a “Pre-Funding Period”) (the date of any such conveyance, a “Subsequent Transfer Date”), additional Trust Assets (any such additional Trust Assets so conveyed to the Trust through the Pre-Funding Period, the “Subsequent Trust Assets”).

The Securities may have the benefit of one or more insurance policies (each, a “Policy”) issued by the securities insurer named therein (the “Securities Insurer”) pursuant to an insurance and indemnity agreement among the Company, the Seller and the Securities Insurer (each, an “Insurance Agreement”).

The Trust Agreement, the Sale and Servicing Agreement, the Indenture, the Insurance Agreement and the Pooling and Servicing Agreement are sometimes referred to herein individually as a “Transaction Document” and collectively as the “Transaction Documents.” Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the related Transaction Documents.

Underwritten offerings of Securities may be made through you or through an underwriting syndicate managed by you. The Company proposes to sell one or more Series of the Securities (or one or more Classes of each such series of Securities) to you and to each of the other several underwriters, if any, participating in an underwriting syndicate managed by you.

Whenever the Company determines to make an offering of Securities (each, an “Offering”) pursuant to this Underwriting Agreement through you, it will enter into an agreement (the “Terms Agreement”, and collectively with this Underwriting Agreement, this “Agreement”) providing for the sale of specified Classes of Offered Securities (as defined below) to, and the purchase and public offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the underwriters designated in any such Terms Agreement being referred to herein as “Underwriters,” which term shall include you and each Underwriter specified in the related Terms Agreement whether acting alone in the sale of any Offered Securities of any Series or as a member of an underwriting syndicate). Each such Offering which the Company elects to make pursuant to this Agreement shall be governed by this Agreement, and this Agreement shall inure to the benefit of and be binding upon each Underwriter with respect to such Offering. Each Terms Agreement, which shall be substantially in the form of Exhibit A hereto, shall specify, among other things, the nature of the related Trust Assets, the Classes of Securities to be purchased by the Underwriters (the “Offered Securities”), whether such Offered Securities constitute Notes or Certificates, the principal balance or balances of the Offered Securities, each subject to any stated variance, the names of the Underwriters participating in such Offering

(subject to substitution as provided in Section 12 hereof) and the price or prices at which such Offered Securities are to be purchased by the Underwriters from the Company.

1.     Representations and Warranties. The Company represents and warrants to and agrees with the Underwriters, as of the date of the applicable Terms Agreement, that:

(a) The registration statement specified in the related Terms Agreement, on Form S-3, including a prospectus, has been filed with the Securities and Exchange Commission (the “Commission”) for the registration under the Securities Act of 1933, as amended (the “Act”), of asset-backed securities issuable in series, which registration statement has been declared effective by the Commission. As of the Closing Date (as hereinafter defined), no stop order suspending the effectiveness of such registration statement has been issued and no proceedings for that purpose have been initiated or to the Company’s knowledge threatened by the Commission. The prospectus in the form in which it will be used in connection with the offering of the Offered Securities of the applicable Series is proposed to be supplemented by a prospectus supplement dated the date of the related Terms Agreement relating to the Offered Securities of the applicable Series and, as so supplemented, to be filed with the Commission pursuant to Rule 424 under the Act. (Such registration statement is hereinafter referred to as the “Registration Statement” such prospectus supplement, as first filed with the Commission, is hereinafter referred to as the “Prospectus Supplement” such prospectus, in the form in which it will first be filed with the Commission in connection with the offering of the Offered Securities of the applicable Series, including documents incorporated therein as of the time of such filing is hereinafter referred to as the “Base Prospectus” and such Base Prospectus, as supplemented by the Prospectus Supplement, is hereinafter referred to as the “Prospectus”). The Free Writing Prospectus of the Company, dated January 24, 2006, and relating to the Offered Securities, together with the Base Prospectus attached thereto is hereinafter referred to as the “Preliminary Prospectus” provided that if no Preliminary Prospectus is proposed to be used in connection with the sale of a Series of Offered Securities, references herein to “Preliminary Prospectus” shall be disregarded when used with respect to such Series of Offered Securities. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the date on which the Registration Statement, as amended, became effective or the issue date of such Preliminary Prospectus or the date on which the Prospectus is filed pursuant to Rule 424(b) under the Act, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date on which the Registration Statement became effective or the issue date of any Preliminary Prospectus or the date on which the Prospectus is filed pursuant to Rule 424(b) under the Act.

(b) The related Registration Statement, at the time it became effective, and the Prospectus contained therein, and any amendments thereof and supplements thereto filed prior to the date of the related Terms Agreement, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; on the date of the related Terms Agreement and on the related Closing Date (as defined in Section 3 below), the related Registration Statement, the related Preliminary Prospectus and the related Prospectus, and any amendments thereof and supplements thereto, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and, to the extent the Offered Securities of the applicable Series include Notes, the rules and regulations under the Trust Indenture Act of 1939, as amended (the “TIA”); such Registration Statement, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; such Preliminary Prospectus, as of its date and as of the date hereof, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such Prospectus, on the date of any filing pursuant to Rule 424(b) and on the related Closing Date, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from such Registration Statement, such Preliminary Prospectus or such Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation thereof.

(c)   The Offered Securities of the related Series will conform in all material respects to the descriptions thereof contained in the related Preliminary Prospectus (as amended or supplemented) and Prospectus (as amended or supplemented), and each of such Offered Securities, when validly authenticated, issued and delivered in accordance with the applicable Transaction Documents, will be duly and validly issued and outstanding and entitled to the benefits of the applicable Transaction Document. Each Offered Security of the Classes indicated to be “mortgage related securities” under the heading “Summary--Legal Investment” in the related Preliminary Prospectus and Prospectus Supplement will, when issued, be a “mortgage related security” as such term is defined in Section 3(a)(41) of the Exchange Act.

(d) This Agreement has been duly authorized, executed and delivered by the Company. As of the applicable Closing Date, each Transaction Document to which the Company is a party will have been duly authorized, executed and delivered by the Company and will conform in all material respects to the respective descriptions thereof contained in the related Prospectus and, assuming the valid execution and delivery thereof by the other parties thereto, this Agreement and each Transaction Document to which the Company is a party will constitute a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general principles of equity.

(e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the related Prospectus and to enter into and perform its obligations under the Transaction Documents to which it is a party and this Agreement.

(f) Neither the issuance or delivery of the Offered Securities of the applicable Series, nor the consummation of any other of the transactions contemplated herein, nor compliance with the provisions of the Transaction Documents to which the Company is a party or this Agreement, will conflict with or result in the breach of any material term or provision of, and the Company is not in breach or violation of or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of, (i) the certificate of incorporation or by-laws of the Company, (ii) any indenture, contract, lease, mortgage, deed of trust, note, agreement or other evidence of indebtedness or other agreement, obligation or instrument to which the Company is a party or by which it or its properties are bound, or (iii) any law, decree, order, rule or regulation applicable to the Company of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over the Company, or its properties, the default in or the breach or violation of which would have a material adverse effect on the Company or the Offered Securities of the related Series or the ability of the Company to perform its obligations under the Transaction Documents to which the Company is a party or this Agreement; and neither the delivery of the Offered Securities of the related Series, nor the consummation of any other of the transactions contemplated herein, nor the compliance with the provisions of the Transaction Documents to which it is a party or this Agreement will result in such a breach, violation or default which would have such a material adverse effect.

(g) No filing or registration with, notice to, or consent, approval, authorization or order or other action of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement or the Transaction Documents to which it is a party (other than as required under “blue sky” or state securities laws, as to which no representations and warranties are made by the Company), except such as have been, or will have been prior to the applicable Closing Date, obtained under the Act, and such recordations of the assignment of the Trust Assets to the Trustee or Indenture Trustee, as applicable (to the extent such recordations are required pursuant to the Transaction Documents) that have not yet been completed.

(h) There is no action, suit or proceeding before or by any court, administrative or governmental agency now pending to which the Company is a party, or to the best of the Company’s knowledge threatened against the Company, which could reasonably result individually or in the aggregate in any material adverse change in the condition (financial or otherwise), earnings, affairs, regulatory situation or business prospects of the Company or could reasonably interfere with or materially and adversely affect the consummation of the transactions contemplated in the related Transaction Documents or this Agreement.

(i) At the time of execution and delivery of the Transaction Documents for the related Series of Offered Securities, (1) the Company will own the Trust Assets being transferred to the Trust pursuant thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”), except to the extent permitted in the applicable Transaction Documents, and will not have assigned to any person other than the Trust any of its right, title or interest, in the Trust Assets, (2) the Company will have the power and authority to transfer the Trust Assets to the Trust and to transfer the Offered Securities of the related Series to the Underwriters, and (3) upon execution and delivery of the related Transaction Documents, and delivery of the related Offered Securities to the Company, the Trust will own the Trust Assets free of Liens other than Liens permitted or created by the applicable Transaction Documents or created or granted by the Underwriters and (4) upon payment and delivery of the Offered Securities of the related Series to the Underwriters, the Underwriters will acquire ownership of such Offered Securities, free of Liens other than Liens created or granted by the Underwriters.

(j) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the applicable Transaction Documents and the Offered Securities of the applicable Series have been or will be paid by the Company at or prior to the applicable Closing Date, except for fees for recording assignments of the Trust Assets to the Trustee or Indenture Trustee, as applicable, pursuant to the applicable Transaction Documents that have not yet been completed, which fees will be paid by or on behalf of the Company in accordance with the applicable Transaction Documents.

(k) The Master Servicer or any subservicer who will be servicing any Trust Assets pursuant to the applicable Transaction Documents is qualified to do business in all jurisdictions in which its activities as servicer or subservicer of the Trust Assets serviced by it require such qualification except where failure to be so qualified will not have a material adverse effect on such servicing activities.

(l) The Company is not doing business with Cuba.

(m) If the Offered Securities of the applicable Series include Notes, at or prior to the related Closing Date, the Trust will have entered into the related Indenture, Trust Agreement and any Insurance Agreement, if any, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, such Indenture, such Trust Agreement and such Insurance Agreement (on such Closing Date) will constitute the valid and binding agreement of the Trust enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights and to general principles of equity (regardless of whether the enforceability of such Indenture, such Trust Agreement or such Insurance Agreement is considered in a proceeding in equity or at law.)

(n) Neither the Company, the Trust nor any funds or accounts established thereunder is an “investment company” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) or is under the “control” (as such term is defined in the 1940 Act) of an “investment company” that is registered or required to be registered under, or is otherwise subject to the provisions of, the 1940 Act.

(o) If the Offered Securities of the applicable Series include Notes, the Indenture has been qualified under the TIA.

(p) As of the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164 under the Act) of the Offered Securities, the Company was not, and will not be, an “ineligible issuer” as defined in Rule 405 under the Act.

2.     Purchase and Sale. Subject to the execution of the Terms Agreement for a particular Offering and subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement and such Terms Agreement, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the respective original principal amounts of the related

Offered Securities set forth in the related Terms Agreement opposite the name of such Underwriter, plus any additional original principal amount of Offered Securities which such Underwriter may be obligated to purchase pursuant to Section 12 hereof, at the purchase price therefor set forth in such Terms Agreement (the “Purchase Price”).

The parties hereto agree that settlement for all securities sold pursuant to this Agreement shall take place on the terms set forth herein and not as set forth in Rule 15c6-l(a) under the Exchange Act.

3.     Delivery and Payment. Delivery of and payment for the Offered Securities of a Series shall be made at the offices of Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281 at 10:00 a.m. New York City time, on the Closing Date specified in the related Terms Agreement, which date and time may be postponed by agreement between the Underwriters and the Company (such date and time being herein called the “Closing Date”). Delivery of such Offered Securities shall be made to the Underwriters against payment by the Underwriters of the Purchase Price thereof to or upon the order of the Company by wire transfer in federal or other immediately available funds. Unless delivery is made through the facilities of The Depository Trust Company, the Offered Securities shall be registered in such names and in such authorized denominations as the Underwriters may request not less than two full business days in advance of the applicable Closing Date.

The Company agrees to notify the Underwriters at least two business days before the applicable Closing Date of the exact principal balance evidenced by the Offered Securities and to have such Offered Securities available for inspection, checking and packaging in New York, New York, no later than 12:00 noon on the business day prior to such Closing Date.

4.     Offering by the Underwriters. It is understood that the Underwriters propose to offer the Offered Securities of the related Series for sale to the public as set forth in the related Prospectus and that the Underwriters will not offer, sell or otherwise distribute such Offered Securities (except for the sale thereof in exempt transactions) in any state in which such Offered Securities are not exempt from registration under “blue sky” or state securities laws (except where such Offered Securities will have been qualified for offering and sale at the Representative’s direction under such “blue sky” or state securities laws).

5.	Agreements and Representations. The Company agrees with each Underwriter that:

(a) The Company will cause each of the Preliminary Prospectus and the Prospectus relating to the Offered Securities of the applicable Series to be filed in compliance with Rule 433 and Rule 424 under the Act, respectively, and, if necessary, within 4 days of the applicable Closing Date, will file a report on Form 8-K setting forth specific information concerning the Trust Assets and will promptly advise each Underwriter when such Preliminary Prospectus and such Prospectus as so supplemented have been so filed, and prior to the termination of the Offering to which such Preliminary Prospectus and Prospectus relate also will promptly advise each Underwriter (i) when any amendment to the related Registration Statement specifically relating to such Offered Securities shall have become effective or any further supplement to such Preliminary Prospectus or such Prospectus has been filed, (ii) of any request by the Commission for any amendment of such Registration Statement, Preliminary Prospectus or Prospectus or for

any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any written notification with respect to the suspension of the qualification of such Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will not file any amendment of the related Registration Statement or supplement to the related Preliminary Prospectus or Prospectus (other than any amendment or supplement specifically relating to one or more Series of asset-backed securities other than the Series that includes the related Offered Securities) unless (i) the Company has given reasonable notice to the Underwriters of its intention to file any such amendment or supplement, (ii) the Company has furnished the Underwriters with a copy for their review within a reasonable time prior to filing, and (iii) the Underwriters do not reasonably object to the filing of such amendment or supplement. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time when a prospectus relating to the Offered Securities of the applicable Series is required to be delivered under the Act, any event occurs as a result of which the related Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the related Prospectus to comply with the Act, the TIA or the rules thereunder, the Company promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

(c)   The Company will furnish to each Underwriter and counsel for the Underwriters, without charge, as many conformed copies of the related Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriters or a dealer may be required by the Act, as many copies of the related Preliminary Prospectus and the related Prospectus and any supplements thereto, as the Underwriters may reasonably request.

(d) The Company will, as between itself and the Underwriters, pay all expenses incidental to the performance of its obligations under this Agreement, including without limitation (i) expenses of preparing, printing and reproducing the related Registration Statement, the related Preliminary Prospectus, the related Prospectus, the Transaction Documents and the Offered Securities, (ii) the cost of delivering the Offered Securities of the applicable Series to the Underwriters, insured to the reasonable satisfaction of the Underwriters, (iii) the fees charged by securities rating services for rating the Offered Securities of the applicable Series, (iv) the fees and expenses of the Trustee, the Owner Trustee and/or the Indenture Trustee, as applicable, except for fees and expenses of their respective counsel which will be borne by them and (v) all other costs and expenses incidental to the performance by the Company of the Company’s obligations hereunder which are not otherwise specifically provided for in this subsection. It is understood that, except as provided in this paragraph (d) and in Section 13 hereof, each Underwriter will pay all of its own expenses, including (i) the fees of any counsel to such Underwriter, (ii) any transfer taxes on resale of any of the Offered Securities by it, (iii) any advertising expenses connected with any offers that such Underwriter may make and (iv) any expenses for the qualification of the Offered Securities of the applicable Series under “blue sky”

or state securities laws, including filing fees and the fee and disbursements of counsel in connection therewith and in connection with the preparation of any Blue Sky Survey.

(e) So long as any Offered Securities of the applicable Series are outstanding, upon request of any Underwriter, the Company will, or will cause the Master Servicer to, furnish to such Underwriter, as soon as available, a copy of (i) the annual statement of compliance delivered by the Master Servicer pursuant to the applicable Transaction Document, (ii) the annual independent public accountants’ servicing report furnished pursuant to the applicable Transaction Document, (iii) each report of the Company regarding the Offered Securities of the applicable Series filed with the Commission under the Exchange Act or mailed to the holders of such Offered Securities and (iv) from time to time, such other information concerning such Offered Securities which may be furnished by the Company or the Master Servicer without undue expense and without violation of applicable law.

(f) The Company will furnish such information, execute such instruments and take such actions as may be reasonably requested by the Underwriters to qualify the Offered Securities of a Series for sale under the laws of such jurisdictions as the Underwriters may designate, to maintain such qualifications in effect so long as required for the distribution of such Offered Securities and to determine the legality of such Offered Securities for purchase by investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not qualified on the date of the related Terms Agreement or to take any action which would subject it to general or unlimited service of process or corporate or franchise taxation as a foreign corporation in any jurisdiction in which it is not, on the date of the related Terms Agreement, subject to such service of process or such taxation.

(g) The Company will file or cause to be filed with the Commission such Free Writing Prospectus that is either an Issuer Free Writing Prospectus (as defined in Section (9) hereof) or contains Issuer Information as soon as reasonably practicable after the date of this Agreement, but in any event, not later than required pursuant to Rules 426 or 433, respectively, of the Act.

(h) The Company will timely file all reports with respect to the Trust required to be filed under the Exchange Act.

(i) No Advisory or Fiduciary Responsibility.

Each of the Company and the Seller acknowledges and agrees that: (i) the purchase and sale of the Notes or Certificates pursuant to this Agreement, including the determination of the offering price of the Notes or Certificates and any related discounts and commissions, is an arm’s-length commercial transaction among the Company, the Seller and the Underwriters and each of the Company and the Seller is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of either of the Company or the Seller, or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of either of the Company or the Seller with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising either of the Company or the Seller on other matters) or any other obligation to either of the Company or the Seller except the obligations expressly set forth in this Agreement; (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of either of the Company or the Seller and that the Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and the Seller has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Seller and the Underwriters, or any of them, with respect to the subject matter hereof. Each of the Company and the Seller hereby waives and releases, to the fullest extent permitted by law, any claims that either of the Company or the Seller may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

(j) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) and with respect to any Class of Offered Securities of a Series which is offered with a minimum denomination of less than $100,000, each Underwriter hereby represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Certificates to the public in that Relevant Member State at any time:

(i)          to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii)          to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net revenue of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii)        in any other circumstances which do not require the publication by the Depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this representation, the expression an “offer of Certificates to the public” in relation to any Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates, as the same may be varied in that Member State by any measure implementing the

Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(k)          Each Underwriter hereby further represents and agrees that, with respect to the United Kingdom and with respect to any Class of Offered Securities of a Series which is offered with a minimum denomination of less than $100,000:

(i)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the Certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(ii)          it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.

6.     Conditions to the Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Offered Securities of any Series shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained in this Agreement, as of the date of the applicable Terms Agreement and the related Closing Date, to the accuracy of the statements of the Company made in any applicable officers’ certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Agreement and the applicable Transaction Documents and to the following additional conditions applicable to the related Offering:

(a) No stop order suspending the effectiveness of the related Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened and the related Prospectus shall have been filed or mailed for filing with the Commission not later than required pursuant to the rules and regulations of the Commission.

(b) The Company shall have furnished to the Underwriters a certificate, dated the related Closing Date, of the Company, signed by an authorized officer of the Company, to the effect that the signer of such certificate has carefully examined the related Registration Statement, the related Preliminary Prospectus and Prospectus and this Agreement and that:

(i)           The representations and warranties of the Company herein are true and correct in all material respects on and as of such Closing Date with the same effect as if made on such Closing Date, and the Company has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)          No stop order suspending the effectiveness of the related Registration Statement has been issued, and no proceedings for that purpose have been instituted and are pending or, to his knowledge, have been threatened as of such Closing Date; and

(iii)         Nothing has come to the attention of such person that would lead him to believe that the related Preliminary Prospectus and Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)   The Seller shall have furnished to the Underwriters a certificate, dated the related Closing Date, of the Seller, signed by an authorized officer of the Seller, to the effect that (i) the signer of such certificate has carefully examined the related Prospectus and nothing has come to the attention of such person that would lead him to believe that such Prospectus contains any untrue statement of a material fact with respect to the Seller or omits to state any material fact with respect to the Seller or the Trust Assets necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) the Seller has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date under this Agreement and the Transaction Documents to which it is a party.

(d) The Company shall have furnished to you an opinion, dated the related Closing Date, of Thacher Proffitt & Wood LLP, special counsel to the Company, substantially to the effect that:

(i)           The related Registration Statement and any amendments thereto have become effective under the Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of such Registration Statement has been issued and not withdrawn, no proceedings for that purpose have been instituted or threatened and not terminated; and such Registration Statement, the related Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates (other than the financial and statistical information contained therein as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Act and the rules and regulations thereunder and, if the applicable Series of Offered Securities includes Notes, with the requirements of the TIA and the rules and regulations thereunder;

(ii)          To the best knowledge of such counsel, there are no material contracts, indentures or other documents of a character required to be described or referred to in the related Registration Statement or the related Prospectus or to be filed as exhibits to such Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto;

(iii)        Assuming that this Agreement and each Transaction Document to which the Company and/or the Seller is a party have each been duly authorized, executed and delivered by the parties thereto, each constitutes a valid, legal and binding agreement of the Company and the Seller, as applicable, enforceable against the Company or the Seller in accordance with its terms, subject, as to enforceability to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law; and subject to limitations of public policy under applicable securities laws as to rights of indemnity and contribution thereunder;

(iv)         Assuming that the Offered Securities of the applicable Series have been duly and validly authorized, executed and authenticated in the manner contemplated in the relevant Transaction Documents, when delivered and paid for by the Underwriters as provided in this Agreement, such Offered Securities will be validly issued and outstanding and entitled to the benefits of the related Transaction Documents and, if such Offered Securities include Notes, such Notes will constitute the valid, legal and binding obligation of the Trust, enforceable against the Trust in accordance with their terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principals of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

(v)          The Offered Securities of the related Series and the related Transaction Documents conform in all material respects to the descriptions thereof contained in the related Prospectus;

(vi)         The statements in the related Prospectus and Prospectus Supplement, as the case may be, under the headings “Federal Income Tax Consequences,” “ERISA Considerations” and “Legal Investment,” to the extent that they constitute matters of New York or federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects;

(vii)       The Offered Securities, if any, indicated under the heading “Summary--Legal Investment” in the related Prospectus Supplement to be “mortgage related securities” will be mortgage related securities, as defined in Section 3(a)(41) of the Exchange Act, so long as such Offered Securities are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization;

(viii)      Either (a) the Pooling and Servicing Agreement is not required to be or (b) the Indenture has been, duly qualified under the TIA, and, in either case, the Trust is not required to be registered under the Investment Company Act of 1940, as amended;

(ix)         If one or more “real estate mortgage investment conduit” (“REMIC”) elections are indicated in the related Prospectus Supplement, the Trust as described in such Prospectus Supplement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”) and the indicated Classes of such Securities will be considered “regular interests” in the REMIC, assuming: (i) an election is made to treat the Trust as a REMIC, (ii) compliance with the applicable Transaction Documents and (iii) compliance with changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder; and

(x)          If the related Prospectus Supplement indicates that one or more Classes of Offered Securities are to be treated as debt of the Trust for federal income tax purposes, such Classes will be treated as debt for federal income tax purposes and the Trust will not be considered to be a publicly traded partnership or a taxable mortgage pool.

Such counsel shall also state that nothing has come to its attention that would lead such counsel to believe that the related Registration Statement, at the time it became effective,

contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the related Prospectus, as of the date of the related Prospectus Supplement, and on the related Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to (i) financial and statistical information contained therein or (ii) any description in such Prospectus of any Securities Insurer with respect to the related Offered Securities.

Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the applicable Transaction Documents. Such opinion may be qualified as an opinion only on the laws of the State of New York and the federal law of the United States. To the extent that such firm relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such firm that is delivered to you.

(e) The Company shall have furnished to the Underwriters an opinion, dated the related Closing Date, of counsel to the Company (who may be an employee of the Company or of an affiliate of the Company), substantially to the effect that:

(i)           The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to do business in, and is in good standing as a foreign corporation under the laws of, the State of California;

(ii)          The Offered Securities of the applicable Series have been duly authorized and executed and, assuming authentication and delivery in the manner contemplated in the relevant Transaction Documents, are validly issued and outstanding, and upon delivery by the Company of the Offered Securities to be purchased by the Underwriters and payment by the Underwriters of the purchase price therefor in the manner contemplated by this Agreement, the Underwriters will acquire such Offered Securities free and clear of any lien, pledge, encumbrance or other security interest other than one created or granted by any Underwriter;

(iii)        Each Transaction Document to which the Company is a party has been duly authorized, executed and delivered by the Company;

(iv)         This Agreement has been duly authorized, executed and delivered by the Company;

(v)          No consent, approval, authorization or order of any California or federal governmental agency or body or any California or federal court is required for the consummation by the Company of the transactions contemplated by the terms of this Agreement or the Transaction Documents to which the Company is a party except such as may be required under the “blue sky” or state securities laws of any jurisdiction in connection with the offering, sale or acquisition of the related Offered Securities, any recordations of the assignment of the Trust Assets to the Trustee or the Indenture Trustee, as applicable (to the extent such recordations are required pursuant to the Transaction Documents) that have not yet been completed and such other approvals as have been obtained;

(vi)         The sale of the Offered Securities to be purchased by the Underwriters pursuant to this Agreement and the consummation of any of the transactions contemplated by the terms of the Transaction Documents or this Agreement do not conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, the certificate of incorporation or by-laws of the Company, or any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or any California or federal statute or regulation applicable to the Company or an order of any California or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company; and

(vii)       There are no legal or governmental actions, investigations or proceedings pending to which the Company is a party, or, to the best knowledge of such counsel, threatened against the Company, (A) asserting the invalidity of this Agreement, the Transaction Documents or the Offered Securities, (B) seeking to prevent the issuance of the Offered Securities or the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents, (C) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Transaction Documents or the Offered Securities or (D) seeking to affect adversely the Federal income tax attributes of the Offered Securities as described in the related Prospectus under the heading “Federal Income Tax Consequences.” For purposes of the foregoing, such counsel may state that it has not regarded any legal or governmental actions, investigations or proceedings to be “threatened” unless the potential litigant or governmental authority has manifested to the legal department of the Company a present intention to initiate such proceedings.

Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the Transaction Documents. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company or its affiliates. Such opinion may be qualified as an opinion only on the General Corporation Law of the State of Delaware, the laws of the State of California and the federal law of the United States. To the extent that such counsel relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such counsel that is delivered to the Underwriters.

(f) The Seller shall have furnished to the Underwriters an opinion, dated the related Closing Date, of counsel to the Seller (who may be an employee of the Seller), substantially to the effect that:

(i)           The Seller has been duly organized and is validly existing as a federal savings bank in good standing under the laws of the United States;

(ii)          The related Terms Agreement and the Transaction Documents to which the Seller is a party have each been duly authorized, executed and delivered by the Seller;

(iii)         No consent, approval, authorization or order of any California or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement, or the Transaction Documents except any such as may be required under the “blue sky” or state securities laws of any jurisdiction in connection with the offering, sale or acquisition of the Offered Securities, any recordations of the assignment of the Trust Assets to the Trustee or the Indenture Trustee, as applicable, (to the extent such recordations are required pursuant to the Transaction Documents) that have not yet been completed and any approvals as have been obtained;

(iv)         The consummation of any of the transactions contemplated by the terms of this Agreement or the Transaction Documents do not conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, the charter or by-laws of the Seller, or, to the best knowledge of such counsel, any indenture or other agreement or instrument to which the Seller is a party or by which it is bound, any California or federal statute or regulation applicable to the Seller or any order of any California or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller; and

(v)          There are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or, to the best knowledge of such counsel, threatened against the Seller, (A) asserting the invalidity of the related Terms Agreement or the Transaction Documents or (B) which might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the related Terms Agreement or the Transaction Documents. For purposes of the foregoing, such counsel may state that it has not regarded any legal or governmental actions, investigations or proceedings to be “threatened” unless the potential litigant or governmental authority has manifested to the legal department of the Seller a present intention to initiate such proceedings.

Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Transaction Documents. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Seller. Such opinion may be qualified as an opinion only on the laws of California and the federal law of the United States. To the extent that such counsel relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such counsel that is delivered to the Underwriters.

(g) Each party providing credit enhancement to the Offered Securities shall have furnished to the Underwriters an opinion, dated the related Closing Date, of its counsel, with respect to the related Registration Statement and the related Prospectus, and such other related matters, in the form previously agreed to by such provider and the Underwriters.

(h) The Underwriters shall have received from their counsel such opinion or opinions, dated the related Closing Date, with respect to the issuance and sale of the Offered Securities, the related Registration Statement and the related Prospectus, and such other related matters as the Underwriters may reasonably require.

(i) The Company’s independent accountant, Deloitte & Touche LLP, shall have furnished to the Underwriters a letter or letters addressed to the Underwriters and dated as of or prior to the date of first use of the related Prospectus Supplement in the form and reflecting the performance of the procedures previously agreed to by the Company and the Underwriters.

(j) Subsequent to the date of the applicable Terms Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its affiliates which in the Representative’s reasonable judgment materially impairs the investment quality of the related Offered Securities so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the related Offered Securities as contemplated by the related Prospectus.

(k) The Classes of Offered Securities of the applicable Series shall be rated not lower than the required ratings set forth under the heading “Ratings” in the Prospectus Supplement, such ratings shall not have been rescinded and no public announcement shall have been made that any such required rating of the Offered Securities has been placed under review (otherwise than for possible upgrading).

(l) The Underwriters shall have received copies of any opinions of counsel to the Company supplied to the rating organizations relating to certain matters with respect to the related Offered Securities. Any such opinions shall be dated the applicable Closing Date and addressed to the Underwriters or accompanied by reliance letters addressed to the Underwriters.

(m) All Classes of Offered Securities being publicly offered by the Underwriters or privately placed by an initial purchaser shall have been issued and paid for pursuant to the terms of this Agreement and any related purchase agreement, respectively.

(n) Counsel for each of the Trustee, the Owner Trustee and the Indenture Trustee, as applicable, shall have furnished to the Underwriters an opinion, dated the related Closing Date, in form and substance that is customary and reasonably acceptable to the Underwriters regarding certain matters relating to each of the Trustee, the Owner Trustee and the Indenture Trustee, as applicable.

In addition, counsel for the Owner Trustee shall furnish to the Underwriters such opinions as to the treatment of the Trust for purposes of state tax law where the Owner Trustee maintains possession of the Trust Assets as are customary and reasonably satisfactory to the Underwriters.

(o) The Policy relating to the Offered Securities of the related Series, if any, shall have been duly executed and issued prior to the Closing Date, in form and substance that is customary and reasonably satisfactory to the Underwriters, and shall conform in all respects to the description thereof in the Prospectus and the Underwriters shall have received an officer’s certificate and an opinion of counsel from the Securities Insurer, in each case in form and substance that is customary and reasonably satisfactory to the Underwriters.

(p) If applicable, on or prior to the Closing Date, there has been no downgrading, nor shall any notice have been given of (i) any intended or possible downgrading or (ii) any review or possible changes, the direction of which has not been indicated, of the rating accorded the Securities Insurer’s claims paying ability by any “nationally recognized statistical rating organization” (as such term is defined for purposes of the Exchange Act).

(q) The Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel.

(r) The Company shall have furnished to the Underwriters a letter, dated the related Closing Date, of Thacher Profitt & Wood LLP special counsel to the Company stating that nothing has come to its attention that would lead such counsel to believe that the related Preliminary Prospectus, as of its date and on the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to (i) financial and statistical information contained therein or (ii) any description in such Preliminary Prospectus of any Securities Insurer with respect to the related Offered Securities.

(s) The Underwriters shall have received from their counsel a letter, dated the related Closing Date, stating that nothing has come to its attention that would lead such counsel to believe that the related Preliminary Prospectus, as of its date and on the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to (i) financial and statistical information contained therein or (ii) any description in such Preliminary Prospectus of any Securities Insurer with respect to the related Offered Securities.

(t) The Company’s independent accountant, Deloitte & Touche LLP, shall have furnished to the Underwriters (A) a letter or letters addressed to the Underwriters and dated as of or prior to the date of first use of the related Preliminary Prospectus in the form and reflecting the performance of the procedures previously agreed to by the Company and the Underwriters and (B) (a) dated as of a date not more than 135 days prior to the date of first use of the Prospectus Supplement, reflecting the performance of the procedures agreed to by the Company and such accountants with respect to securitized asset pools issued on or after January 1, 2006 and/or vintage origination years commencing on or after January 1, 2006 and (b) a bring-down or reliance letter, dated as of the date on which the Company notifies the related Underwriter that the Company has chosen it to underwrite the offering of Securities, from such accountants with respect to the letter described in (B)(a), which shall be addressed to the Underwriters; provided that the Underwriters shall have complied with any reasonable requests of such accountants as a condition thereto.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects with respect to the particular Offered Securities of a Series when and as provided in this Agreement and the related Terms Agreement, this Agreement (with respect to the related Offered Securities) and the related Terms Agreement and all obligations of the Underwriters hereunder (with respect to the related Offered Securities) and thereunder may be canceled at, or at any time prior to, the related Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing, or by telephone or electronic communication confirmed in writing.

7.	Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls an Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Company Preliminary Prospectus Information, the Company Prospectus Information, the Company Registration Information or the Static Pool Data or in any revision or amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state in the Company Registration Information, the Company Preliminary Prospectus Information, the Company Prospectus Information or the Static Pool Data or in any revision or amendment thereof or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, excluding any Derived Information or Underwriter Information incorporated therein and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its officers who signed the applicable Registration Statement or any amendment thereof, its directors, and each person who controls the Company within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities (or actions in respect thereof) to which they may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) such Underwriter’s failure to comply with Section 8(a) of this Agreement or (B) any untrue statement or alleged untrue statement of any material fact contained in (i) the Derived Information of such Underwriter and (ii) the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated in clause (b)(B)(i) or (ii) above or necessary to make the statements made therein not misleading, but with respect to clause (b)(B)(ii) above, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter Information of such Underwriter; provided, however, that any such omission or alleged omission relating to the Derived Information of such Underwriter shall be determined by reading such Derived Information in conjunction with the Preliminary Prospectus or the Prospectus, as applicable, as an integral document and in light of the circumstances under which such statements in such Derived Information and Prospectus were made. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c)   Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under Section 7(a) or (b). In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to elect separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel for each of, and approved by, the applicable Underwriter, in the case of paragraph (a) of this Section 7, representing the related indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7 (a) or (b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or (b) above in such proportion as is appropriate to reflect the following: (A) in the case of any Underwriter which did not furnish Computational Materials as provided in Section 8 hereof (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions or alleged statements or alleged omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; or (B) in the case of any Underwriter which did so furnish Computational Materials or which failed to comply with Section 8(a) of this Agreement, (i) the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities and (ii) the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions or alleged statements or alleged omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be in such proportion so that the Underwriters are responsible for an amount equal to the amount of the loss multiplied by a fraction, the numerator of which is the Spread and the denominator of which is the initial public offering price as set forth on the Prospectus Supplement and the Company is responsible for the balance. The relative benefits received by an Underwriter shall be the Spread of such Underwriter, in the case of each Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omissions or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 7(d). An Underwriter shall not be required to contribute any amount in excess of (x) the applicable Spread over (y) the amount of any damages which the applicable Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; provided, however, that if the statements or omissions or alleged statements or alleged omissions which resulted in contribution were contained in or omitted from Computational Materials, the preceding limitation on contribution shall be inapplicable to the Underwriter which furnished such Computational Materials. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls an Underwriter within the meaning of the Act or the Exchange Act; and the obligations of each Underwriter under this Section 7 shall be in addition to any liability which such Underwriter may otherwise have and shall have extended upon the same terms and conditions, to the officers of the Company who signed the applicable Registration Statement or any amendment thereof, to its directors, and to each person who controls the Company within the meaning of either the Act or the Exchange Act.

8.	Marketing.

(a) Each Underwriter represents and agrees with the Company that prior to entering into any Contract of Sale, the Underwriter shall convey the Preliminary Prospectus to each prospective investor. The Underwriter shall keep sufficient records to document its conveyance of the Preliminary Prospectus to each potential investor prior to the related Contract of Sale.

(b) An Underwriter may convey a Preliminary Term Sheet or Issuer Free Writing Prospectus to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that (x) such Underwriter shall not enter into a Contract of Sale with such investor unless the Underwriter has conveyed the Preliminary Prospectus to such potential investor prior to such Contract of Sale, (y) such Underwriter shall deliver a copy of the proposed Preliminary Term Sheet or Issuer Free Writing Prospectus to the Company and its counsel at least 24 hours prior to the anticipated first use and shall not convey any such Preliminary Term Sheet or Issuer Free Writing Prospectus to which the Company and its counsel reasonably objects.

(c) Each Underwriter who has conveyed Computational Materials represents to the Company that assuming the accuracy of the Seller Asset Information, the Derived Information included in the Computational Materials of such Underwriter does not contain an untrue statement of a material fact or, when read in conjunction with the Prospectus as an integral document, omit to state a material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading; provided, however, that the Underwriter makes no representation that the Prospectus does not include any untrue statements of a material fact and does not omit to state any material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(d) An Underwriter may convey Computational Materials (x) to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that such Underwriter shall not enter into a Contract of Sale with such investor unless the Underwriter has conveyed the Preliminary Prospectus to such potential investor prior to such Contract of Sale and (y) to an investor after a Contract of Sale. Each Underwriter agrees that it shall not broadly disseminate any Computational Materials.

(e) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, the Underwriter shall not convey or deliver any written communication to any person in connection with the initial offering of the Certificates, unless such written communication (1) is made in reliance on Rule 134 under the Act, (2) constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (3) is a Free Writing Prospectus.

(f) Each Preliminary Term Sheet shall contain legends substantially similar to the following:

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (626)-535-5555.

The attached tables and other statistical analyses (the “Computational Materials”) have been prepared and furnished to you by UBS Securities LLC. The issuer of the securities did not participate in the preparation of these Computational Materials.

Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected therein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayments assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific performance characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. There can be no assurance as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities, discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

Please be advised that the securities herein may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should make every effort to consider the risks of these securities.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

THE INFORMATION CONTAINED HEREIN IS PRELIMINARY AND SUBJECT TO CHANGE AND SUPERSEDES INFORMATION CONTAINED IN ANY PRIOR TERM SHEET FOR THIS TRANSACTION.

(g) Any Computational Materials shall include legends substantially similar to the following, in addition to those specified in paragraph (e) above:

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

(h) At or prior to the time any Preliminary Term Sheet is furnished to the Company for filing on the Form 8-K, if Computational Materials are conveyed at or about the same time, the Underwriter furnishing such Computational Materials will provide to the Company and such Underwriter a letter, in form and substance reasonably satisfactory to the Company and such Underwriter, of a firm of independent public accountants of national reputation to the effect that such accountants have performed certain specified procedures with respect to such Computational Materials and have found no exceptions, other than such exceptions as are acceptable to the Company and the Underwriter.

(i)           In the event that any Underwriter or the Company becomes aware that any Free Writing Prospectus or any Preliminary Prospectus prepared by or on behalf of the Underwriter and, in each case, delivered to a purchaser of an Offered Security contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (such Free Writing Prospectus or Preliminary Prospectus, a “Defective Prospectus”), then:

(i)           The Underwriter or the Company shall notify the other parties to this Agreement within one business day after discovery;

(ii)          The party responsible for the incorrect or omitted information, if requested by the Company or an Underwriter, as appropriate, shall prepare a Free Writing Prospectus or Preliminary Prospectus, as applicable, with corrective information that corrects the material misstatement in or omission from the Defective Prospectus (such corrected Free Writing Prospectus, a “Corrected Prospectus”);

(iii)        The Underwriters shall deliver the Corrected Prospectus to each purchaser of an Offered Security which received the Defective Prospectus;

(iv)         The Underwriters shall notify such purchaser in a prominent fashion that the prior agreement to purchase Offered Securities has been terminated, and of such purchaser’s rights as a result of termination of such agreement; and

(v)          The Underwriters shall provide such purchaser with an opportunity to affirmatively agree to purchase such Offered Securities on the terms described in the Corrected Free Writing Prospectus.

9.            Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

Company Preliminary Prospectus Information: All information contained or incorporated in the Preliminary Prospectus other than the Underwriter Information.

Company Prospectus Information: All information contained or incorporated in the Prospectus other than the Underwriter Information.

Company Registration Information: All information contained or incorporated in the Registration Statement.

Computational Materials: Any Free Writing Prospectus prepared by the Underwriter that contains only (i) information specified in paragraph (5) of the definition of ABS Informational and Computational Materials in Item 1101 (a) of Regulation AB or (ii) information that is not Issuer Information.

Contract of Sale: The meaning set forth in Rule 159 under the Act.

Derived Information: Such information, if any, in any Free Writing Prospectus prepared by any Underwriter that is not contained in either (i) the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus or amendments or supplements thereto, taking into account information incorporated therein by reference or (ii) any Seller Asset Information.

Form 8-K: The Current Report on Form 8-K, if any, filed by or on behalf of the Company with respect to the Trust Assets.

Free Writing Prospectus: A written communication within the meaning of Rule 405 under the Act that describes the Offered Securities or the Trust Assets.

Issuer Information: Such information as defined in Rule 433(h) under the Act and which shall not include information that is merely based on or derived from such information.

Issuer Free Writing Prospectus: The meaning set forth in Rule 405 of the Act except that (i) Computational Materials shall not be an Issuer Free Writing Prospectus; (ii) any Free Writing Prospectus or portion thereof prepared by or on behalf of an Underwriter that includes any Issuer Information that is not approved by the Depositor for use therein shall not be an Issuer Free Writing Prospectus.

Preliminary Term Sheet: A Free Writing Prospectus that contains information described in paragraphs (1) – (3) of the definition of ABS Informational and Computational Materials in Item 1101(a) of Regulation AB but which does not include Derived Information.

Seller Asset Information: Information relating to the Trust Assets furnished by the Seller to any Underwriter upon which the mathematical calculations reflected in the Computational Materials of such Underwriter are based.

Spread: As to any Underwriter, the underwriting discount set forth on the cover of the applicable Prospectus Supplement.

Static Pool Data: The information required in the Prospectus Supplement by Item 1105 of Regulation AB under the Act, whether or not such information is incorporated in the Prospectus Supplement or the Registration Statement.

Underwriter Information: As to any Underwriter, the only written information furnished by or on behalf of such Underwriter to the Company specifically for use in connection with the preparation of the related Registration Statement, the Preliminary Prospectus or the Prospectus, such information being (i) the information relating to such Underwriter set forth in the Prospectus Supplement in the last paragraph of the cover page thereof and under the caption “Method of Distribution” therein and (ii) any Derived Information included in ABS ICM prepared by such Underwriter, furnished to the Company and included in the Form 8-K; provided, however, that such Derived Information shall not include any Seller Asset Information or any errors in the mathematical calculations reflected in such Derived Information to the extent such errors result from such Seller Asset Information.

10.          Termination. This Agreement (with respect to a particular Offering) and the related Terms Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the related Offered Securities, if prior to the related Closing Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriters, impracticable to market such Offered Securities.

11.          Representations and Indemnities to Survive Delivery. The agreements, representations, warranties, indemnities and other statements of the Company, and the Seller or the officers of either and of each Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriters or the Company, or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the related Offered Securities. The provisions of Sections 7, 13 and 14 hereof shall survive the termination or cancellation of this Agreement.

12.          Default by One or More of the Underwriters. If one or more of the Underwriters shall fail on the applicable Closing Date to purchase the Offered Securities which it or they are obligated to purchase hereunder and under the applicable Terms Agreement (the “Defaulted Securities”), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth herein and in the applicable Terms Agreement. If, however, you have not completed such arrangements within such 24-hour period, then:

(a) if the aggregate original principal balance of Defaulted Securities equals or does not exceed 10% of the aggregate original principal balance of the Offered Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all non-defaulting Underwriters; and

(b) if the aggregate original principal balance of Defaulted Securities exceeds 10% of the aggregate original principal balance of the Offered Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without any liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 12 and nothing in this Agreement shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either you or the Company shall have the right to postpone the Closing Date for a period of time not exceeding seven days in order to effect any required changes in the Registration Statement or in any other documents or arrangements.

13.          Reimbursement of Underwriter Expenses If for any reason other than default by an Underwriter in its obligation to purchase the Offered Securities or termination by an Underwriter pursuant to Section 10 hereof, the Offered Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse each Underwriter for all out-of-pocket expenses of such Underwriter, including reasonable fees and disbursements of its counsel, reasonably incurred by such Underwriter in making preparations for the purchase, sale and delivery of the Offered Securities, but the Company shall then be under no further liability to any Underwriter with respect to the Offered Securities, except as provided in Section 5(d) hereof.

14.          Seller Obligation. The Seller agrees with each Underwriter, for the sole and exclusive benefit of such Underwriter and each person who controls such Underwriter within the meaning of either the Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with such Underwriter, to indemnify and hold harmless such Underwriter and each person who controls such Underwriter within the meaning of either the Act or the Exchange Act against any failure by the Company to perform any of its obligations under this Agreement. The Seller agrees that there are no conditions precedent to the obligations of the Seller hereunder other than written demand to the Company to perform its obligations under this Agreement.

15.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder or thereunder. No purchaser of any Offered

Security from the Underwriters shall be deemed a successor or assign by reason of such purchase.

16.          APPLICABLE LAW. THIS AGREEMENT AND THE RELATED TERMS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

17.          Miscellaneous. (a) This Agreement supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof. This Agreement or any term of this Agreement may not be changed, waived, discharged or terminated except by an affirmative written agreement made by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof. This Agreement and any Terms Agreement may be executed in counterparts, each of which shall be an original, all of which, taken together, shall constitute one and the same instrument.

(b) Any costs and expenses incurred in connection with the qualification of any of the Offered Securities under the “blue sky” or securities laws of any state shall be paid by the Underwriter requesting such action. Unless otherwise agreed to among the Underwriters, any advertising or “tombstone” expenses shall be paid by the Underwriter incurring the same. Each Underwriter shall be responsible for all costs and expenses incurred by it in connection with the purchase and sale of the Offered Securities.

(c) If an Underwriter fails to provide the Company with original issue discount (“OID”) calculations within five business days after the applicable Closing Date for any Offered Securities purchased by such Underwriter, such Underwriter agrees to reimburse the Trust for any penalties actually incurred by the Trust resulting from the failure of the Trust to legend the Offered Securities with OID information or for any delay in legending, as well as for any other penalties actually imposed on the Trust resulting from not having the OID information or for having such information late.

(d) Each Underwriter hereby authorizes UBS Securities LLC to execute the cross-receipt and the registration instructions on behalf of such Underwriter.

18.          Notices. All communications hereunder shall be in writing and effective only on receipt and, if sent to an Underwriter, shall be delivered to the address specified on page one hereof, or if sent to the Company or the Seller, shall be delivered to 3465 East Foothill, Pasadena, CA 91107, attention of Secondary Marketing.

19.          Confidentiality. (i)  Each Underwriter agrees that all nonpublic personal information relating to the consumers and customers of the Seller and its affiliates (“Customer Confidential Information”) acquired by the Underwriters from the Seller or its affiliates may only be used in connection with the purchase and sale of the Offered Securities. If an Underwriter proposes to disclose Customer Confidential Information to a third party in order to perform under this Agreement, such Underwriter shall remain responsible for any breach of these covenants by such party. The restrictions on use and disclosure set forth above shall not apply when, and to the extent that, the Customer Confidential Information is required to be disclosed by any Underwriter as a matter of law. The provisions of this section shall survive the termination of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Seller and the Underwriters.

Very truly yours,

INDYMAC ABS, INC.

By: _/s/ Jim Shirreffs_______________________

Name: Jim Sherreffs
Title:	FVP

INDYMAC BANK, F.S.B., as Seller

By: _/s/ Jim Shirreffs_______________________

Name: Jim Sherreffs
Title:	FVP

The foregoing Agreement is

hereby confirmed and accepted

as of the date first above written

on behalf of itself and as representative

of the Underwriters

UBS SECURITIES LLC

By: __/s/ Patrick Fitzsimonds______________ Name: Patrick Fitzsimonds Title: Associate Director
By: _/s/ Mike Boyle_____________________ Name: Mike Boyle Title: Associate Director

EXHIBIT A

INDYMAC ABS, INC.

ASSET-BACKED SECURITIES

TERMS AGREEMENT

(to Underwriting Agreement,

dated __________________

among the Company, and the Representative)

IndyMac ABS, Inc.	_______, 200_

3465 East Foothill Boulevard

Pasadena, CA 91107

This letter supplements and modifies the captioned Underwriting Agreement (the “Underwriting Agreement”) with respect to the Series _-_ Securities solely as it relates to the purchase and sale of the Offered Securities described below. The Series _-_ Securities are registered with the Securities and Exchange Commission by means of an effective Registration Statement (No. 333-127617). Capitalized terms used and not defined herein have the meanings given them in the Underwriting Agreement. Each of the undersigned Underwriters agrees to be bound by the terms and provisions of the Underwriting Agreement as supplemented by this Terms Agreement.

Section 1.           The Trust Assets: The Trust Assets for the Series -_ Securities shall consist of [SFMLs, MFMLs, HELs, HILs or Contracts] having the characteristics described in the Prospectus Supplement dated the date hereof.

Section 2.	The Securities: The Offered Securities shall be issued as follows:

(a)          Classes: The Offered Securities shall be issued with the following Class designations, interest rates and principal balances, subject in the aggregate to the variance referred to in the Prospectus:

Class	Principal Balance	Interest Rate	Class Purchase Price Percentage

Each of the Underwriters agrees, severally and not jointly, subject to the terms and provisions herein and of the captioned Underwriting Agreement, to purchase the principal balances of the Classes of Series -_ Securities specified opposite its name below.

Class	Underwriter	Underwriter	Underwriter	Underwriter

(b)          The Offered Securities shall have such other characteristics as described in the related Prospectus.

Section 3.          Purchase Price: The Purchase Price for each Class of the Offered Securities shall be the Class Purchase Price Percentage therefor (as set forth in Section 2(a) above) of the initial class principal balance thereof plus accrued interest at the applicable interest rate per annum of each such Class from and including the Cut-off Date up to, but not including, (the “Closing Date”).

Section 4.	Securities Insurer:

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Underwriters and the Company.

Very truly yours,

_________________________________________

By: ______________________________________

Name:
Title:

The foregoing Agreement is

hereby confirmed and accepted

as of the date first above written.

INDYMAC ABS, INC.

By: _________________________________

Name:
Title:

ACKNOWLEDGED BY:

____________________________________

By: _________________________________

Name:
Title: